Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS
Kristine D. Brenner
Director of Investor Relations
(810) 257-2506
kristine.brenner@citizensbanking.com
CITIZENS REPUBLIC BANCORP REGAINS COMPLIANCE WITH
NASDAQ STOCK LISTING RULES
FLINT, MICHIGAN, July 20, 2011 -— Citizens Republic Bancorp, Inc. (NASDAQ: CRBCD) announced today that it received a notice from The Nasdaq Stock Market stating that it has regained compliance with NASDAQ’s $1.00 minimum closing bid price requirement for continued listing. The Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol CRBCD until August 1, 2011 and then will return to trading under CRBC.
Corporate Profile
Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, Wisconsin and Indiana with 220 offices and 249 ATMs. Citizens is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 55th largest bank holding company headquartered in the United States. More information about Citizens Republic Bancorp is available at www.citizensbanking.com.
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